EXHIBIT 23.1


            Consent of Independent Registered Public Accounting Firm

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form F-3 and related Prospectus of Attunity Ltd. for the registration of 1,018,182 of its ordinary shares and to the incorporation by reference therein of our report dated March 11, 2004 with respect to the consolidated financial statements of Attunity Ltd. included in its Annual Report (Form 20-F/A) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                            /s/Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel                            KOST FORER GABBAY & KASIERER
February 17, 2005                           A Member of Ernst & Young Global